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                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Synopsys, Inc.:

        We consent to the incorporation by reference in registration statement S-3 Nos. 333-84517, 333-68011, and S-8 Nos. 333-45056, 333-38810, 333-32130,
333-90643, 333-84279, 333-77597, 333-77127, 333-68883, 333-60783, 333-50947,
333-45181, 333-42069, 333-22663, 33-82804, 33-78560, 33-76206, 33-92144, and
333-04410 of Synopsys, Inc. of our report dated November 17, 2000, except as to
Note 10, which is as of January 4, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2000, 1999 and September 30, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for the year ended October 31, 2000, the one-month period ended October 31, 1999 and each of the years in the two-year period ended September 30, 1999, and the related consolidated financial statement schedule, which report appears in this Annual Report on Form 10-K of Synopsys, Inc.


                                                   KPMG LLP

Mountain View, California
January 23, 2001